Exhibit 23.1
                                                              ------------


                       Independent Auditors' Consent
                       -----------------------------



The Board of Directors
Kestrel Energy, Inc.:


We consent to the incorporation by reference in the registration statement on Form S-8 of Kestrel Energy, Inc. of our report dated September 29, 1997, relating to the consolidated balance sheets of Kestrel Energy, Inc. and subsidiaries as of June 30, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 1997, which report appears in the June 30, 1997 Annual Report on Form 10-K of Kestrel Energy, Inc.

Our report on the consolidated financial statements refers to the adoption of the provisions of Statement of Financial Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS TO BE DISPOSED OF, in the year ended June 30, 1997.


                                   /s/KPMG Peat Marwick LLP
                                   KPMG Peat Marwick LLP



Denver, Colorado
April 28, 1998